UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ALIMERA SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-0028718 (I.R.S. Employer Identification Number)

6120 Windward Parkway, Suite 290 Alpharetta, GA (Address of Principal Executive Offices)	30005 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock	The Nasdaq Stock Market LLC
$0.01 par value per share
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-162782
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The class of capital stock to be registered is the Registrant’s Common Stock, $0.01 par value per share (“Common Stock”). For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-162782) originally filed with the Securities and Exchange Commission on October 30, 2009, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference.

Item 2.	Exhibits.

Under the Instructions relating to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the registrant are being registered with The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALIMERA SCIENCES, INC.
Date: April 19, 2010	By:	/s/ Richard S. Eiswirth
Richard S. Eiswirth
Chief Financial Officer